Exhibit 15


May 3, 2000
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We are aware that our report dated May 2, 2000 on our review of interim financial information of InterCounty Bancshares, Inc. and subsidiaries (the "Company") as of and for the period ended March 31, 2000 and 1999 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Registration Statement of the Company on Form S-8, filed on March 23, 1995.

Very truly yours,



/s/ J.D. Cloud & Co. L.L.P.
Cincinnati, Ohio